     As filed with the Securities and Exchange Commission on August 25, 2004

                                                      REGISTRATION NO. 333-_____

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------
                                 PXRE GROUP LTD.
             (Exact name of Registrant as specified in its charter)


           BERMUDA                                  NOT APPLICABLE
     (State or other jurisdiction of                (IRS Employer
     incorporation or organization)                 Identification No.)

                                  -------------

                                  PXRE HOUSE
                               110 PITTS BAY ROAD
                              PEMBROKE HM08 BERMUDA
          (Address, including zip code, of Principal Executive Offices)

                                 --------------

                PXRE GROUP LTD. INCENTIVE BONUS COMPENSATION PLAN

                            (Full Title of the Plan)

                                  -------------


                                  JOHN M. MODIN
                          EXECUTIVE VICE PRESIDENT AND
                             CHIEF FINANCIAL OFFICER
                                 PXRE GROUP LTD.
                                  PXRE HOUSE
                               110 PITTS BAY ROAD
                              PEMBROKE HM08 BERMUDA
                                 (441) 296-5858
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                  -------------

                                   COPIES TO:

                              GARY ROTHSTEIN, ESQ.
                           MORGAN, LEWIS & BOCKIUS LLP
                                 101 PARK AVENUE
                            NEW YORK, NEW YORK 10178
                                 (212) 309-6000
                                 (877) 432-9652

                                 ---------------


--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                         PROPOSED          PROPOSED
                                                                         MAXIMUM           MAXIMUM             AMOUNT OF
                                                     AMOUNT TO BE        OFFERING          AGGREGATE         REGISTRATION
      TITLE OF SECURITIES TO BE REGISTERED            REGISTERED      PRICE PER SHARE    OFFERING PRICE         FEE (3)
------------------------------------------------------------------------------------------------------------------------------

Company's Common Shares, $1.00 par value              450,000 (1)       $ 23.075 (2)      $ 10,383,750         $1,315.63

=============================================================================================================================

(1) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional Common Shares which may become issuable as a result of share splits, share dividends, or similar transactions in accordance with anti-dilution provisions of the PXRE Group Ltd. Incentive Bonus Compensation Plan.
(2) Calculated pursuant to Rules 457(c) and (h), based upon the high and low prices for the common stock as reported on the New York Stock Exchange on August 19, 2004.
(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), as follows: Proposed maximum aggregate offering price per share multiplied by .00012670.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Omitted pursuant to Rule 428 and Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Omitted pursuant to Rule 428 and Form S-8.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference and are deemed to be a part of this Registration Statement:

         o Our Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 12, 2004;

         o Our Quarterly Reports on Form 10-Q for the period ended March 31, 2004, filed with the SEC on May 7, 2004 and for the period ended June 30, 2004, filed with the SEC on August 5, 2004.

         o Our Current Reports on Form 8-K filed with the SEC on March 26, 2004, May 6, 2004, May 18, 2004, July 1, 2004, August 5, 2004 and
             August 24, 2004; and

         o The description of our Common Shares contained in our Registration Statement on Form 8-A filed with the SEC on August 23, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                     EXPERTS

         The consolidated financial statements and financial statement schedules of PXRE Group Ltd. as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports refer to the adoption of the provisions of FAS 133 "Accounting for Derivative Instruments and Hedging Activities," during 2001.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under Bermuda law and our bye-laws, we may indemnify our directors, officers or any other person appointed to a committee of the board of directors (and their respective heirs, executors or administrators) to the full extent permitted by law against all actions, costs, charges, liabilities, loss, damage or expense incurred or sustained by such person by reason of any act done, concurred in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter in which any of such persons is found, in a final judgement or decree not subject to appeal, to have committed fraud or dishonesty.

          We maintain officer and director liability insurance insuring such persons against liabilities incurred in the discharge of their duties and also insuring us against its indemnification obligations.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable

ITEM 8.   EXHIBITS.

          Exhibit          Description
          -------          -----------

          4.1              Memorandum of Association of the Registrant (Exhibit
                           3.1 to the Registrant's Registration Statement on Form S-4 dated August 18, 1999 (Registration No. 333-85451) is incorporated herein by reference).

          4.2 Bye-Laws of the Registrant (Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 dated August 18, 1999 (Registration No. 333-85451) is incorporated herein by reference).

          4.3 Form of Specimen Common Share certificate, par value $1.00 per share, of the Registrant (Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 dated August 18, 1999 (Registration No. 333-85451) is incorporated herein by reference).

          5.1              Opinion of Conyers Dill & Pearman.

          23.1             Consent of Conyers Dill & Pearman (included in
                           Exhibit 5.1).

          23.2             Consent of KPMG LLP.

          24 Powers of Attorney (included on signature page of this Registration Statement).

ITEM 9.   UNDERTAKINGS.

              (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on the 25th day of August, 2004.


                                         PXRE Group Ltd.

                                         By:  /s/ Jeffrey L. Radke
                                            ----------------------
                                         Jeffrey L. Radke
                                         President and Chief Executive Officer

         Know all persons by these presents, each person whose signature appears below constitutes and appoints Jeffrey Radke, John Modin and Guy Hengesbaugh and each of them, either of whom may act without the joinder of the other as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and any registration statements filed pursuant to General Instruction E to Form S-8 of this Registration Statement and any and all amendments thereto (including post-effective amendments) and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals in the capacities and on the date or dates indicated.


/s/ Gerald L. Radke           Chairman of the Board            August 25, 2004
-------------------
Gerald L. Radke


/s/ Jeffrey L. Radke          President and Chief              August 25, 2004
--------------------          Executive Officer (Principal
Jeffrey L. Radke              Executive Officer)

/s/ John M. Modin             Executive Vice-President and     August 25, 2004
-----------------             Chief Financial Officer
John M. Modin                 (Principal Financial Officer
                              and Principal Accounting
                              Officer)


/s/ Robert W. Fiondella       Director                         August 25, 2004
-----------------------
Robert W. Fiondella


/s/ F. Sedgwick Browne        Director                         August 25, 2004
----------------------
F. Sedgwick Browne


/s/ Franklin D. Haftl         Director                         August 25, 2004
---------------------
Franklin D. Haftl


/s/ Wendy Luscombe            Director                         August 25, 2004
------------------
Wendy Luscombe


/s/ Philip R. McLoughlin      Director                         August 25, 2004
------------------------
Philip R. McLoughlin


/s/ Bradley E. Cooper         Director                         August 25, 2004
---------------------
Bradley E. Cooper


/s/ Susan S. Fleming          Director                         August 25, 2004
--------------------
Susan S. Fleming


/s/ Craig A. Huff             Director                         August 25, 2004
-----------------
Craig A. Huff


/s/ Robert Stavis             Director                         August 25, 2004
-----------------
Robert Stavis

/s/ Mural R. Josephson        Director                         August 25, 2004
----------------------
Mural R. Josephson

         Exhibit           Description
         -------           -----------

          4.1              Memorandum of Association of the Registrant (Exhibit
                           3.1 to the Registrant's Registration Statement on Form S-4 dated August 18, 1999 (Registration No. 333-85451) is incorporated herein by reference).

          4.2 Bye-Laws of the Registrant (Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 dated August 18, 1999 (Registration No. 333-85451) is incorporated herein by reference).

          4.3 Form of Specimen Common Share certificate, par value $1.00 per share, of the Registrant (Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 dated August 18, 1999 (Registration No. 333-85451) is incorporated herein by reference).

          5.1              Opinion of Conyers Dill & Pearman.

          23.1             Consent of Conyers Dill & Pearman (included in
                           Exhibit 5.1).

          23.2             Consent of KPMG LLP.

          24 Powers of Attorney (included on the signature page of this Registration Statement).